UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 23, 2019

MEDICAL PROPERTIES TRUST, INC.
MPT OPERATING PARTNERSHIP, L.P.
(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL 35242
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (205)
969-3755

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR §
240.12b-2).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosures contained in “Item 2.01 Completion of Acquisition or Disposition of Assets” of this Current Report on Form
8-K
are incorporated into this Item 1.01 by reference.
Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 23, 2019, affiliates of Medical Properties Trust, Inc. (the “Company”) and MPT Operating Partnership, L.P. (the “Operating Partnership”, and together with the Company and its consolidated subsidiaries, “we” or “our”) completed the previously announced $1.55 billion investment in 14 hospitals and two behavioral health facilities operated by Prospect Medical Holdings, Inc. (“Prospect”). Pursuant to the terms of an asset purchase agreement with Prospect, dated July 11, 2019, certain subsidiaries of the Operating Partnership acquired from Prospect all of its interests in the real estate of 11 acute care hospitals and two behavioral health facilities for an aggregate purchase price of approximately $1.4 billion. Such hospitals and facilities were leased back to Prospect under two separate master leases. In addition, (i) a subsidiary of the Operating Partnership made a mortgage loan in the amount of approximately $51.3 million, secured by a first mortgage on an acute care hospital, and (ii) a subsidiary of the Company’s taxable REIT subsidiary made a term loan of approximately $112.9 million, which will mature upon the earlier of three years or the satisfaction of certain conditions. After the maturity of the term loan and upon satisfaction of certain conditions, other subsidiaries of the Operating Partnership will acquire from Prospect all of its interests in the real estate of two additional acute care hospitals, which real estate will be added to one of the master leases. The master leases, mortgage loan, and term loan are cross-defaulted and cross-collateralized. The master leases and mortgage loan have substantially similar terms, with a
15-year
fixed term subject to three extension options, plus annual increases based on inflation.
The table below sets forth pertinent details with respect to the hospitals and behavioral health facilities in the Prospect portfolio:

Hospital	City	State	Form of Investment	Hospital Type	Licensed Beds
Southern CA Hospital at Hollywood	Los Angeles	California	Fee Simple	Acute	100
Southern CA Hospital at Van Nuys	Van Nuys	California	Fee Simple	Behavioral	57
Southern CA Hospital at Culver City	Culver City	California	Fee Simple	Acute	420
Los Angeles Community Hospital at Norwalk	Norwalk	California	Fee Simple	Acute	50
Los Angeles Community Hospital	Los Angeles	California	Fee Simple	Acute	129
Los Angeles Community Hospital at Bellflower	Bellflower	California	Fee Simple	Behavioral	144
Foothill Regional Medical Center	Tustin	California	Mortgage Loan	Acute	177
Manchester Memorial Hospital	Manchester	Connecticut	Fee Simple	Acute	249
Rockville General Hospital	Vernon	Connecticut	Fee Simple	Acute	102
Waterbury Hospital	Waterbury	Connecticut	Fee Simple	Acute	357
Crozer-Chester Medical Center	Upland	Pennsylvania	Fee Simple	Acute	300
Springfield Hospital	Springfield	Pennsylvania	Fee Simple	Acute	25
Taylor Hospital	Ridley Park	Pennsylvania	Fee Simple	Acute	105
Delaware County Memorial Hospital	Drexel Hill	Pennsylvania	Fee Simple	Acute	168

Total Licensed Beds*					2,383

*	Excludes two properties subject to a delayed closing depending upon satisfaction of certain conditions.

The agreements provide for the potential for a future purchase price adjustment of up to an additional $250.0 million based on achievement of certain performance thresholds over a three-year period. Any such adjustment will be added to the lease base upon which the Company will earn a return in accordance with the master leases.
The Company financed the transaction with a combination of unsecured debt and securities issuances.
Item 7.01.	Regulation FD Disclosure.

On August 26, 2019, we issued a press release announcing closing of the transactions described above in Item 2.01 of this Current Report on Form
 8-K.
A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 26, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: August 29, 2019

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: August 29, 2019